EXHIBIT 24



                        Limited Purpose Power of Attorney



          I, John Pietrzak, appoint Richard R. Rasmussen and Bradley C. Lynott as my true and lawful attorneys-in-fact to:



(1) Execute Forms 3, 4, 5, and ID for me in my capacity as an director of West

Coast Bancorp ("WCB") in accordance with Section 16(a) of the Securities

Exchange Act of 1934 and its rules;



(2) Do anything required on my behalf to complete and execute Forms 3, 4, 5 and

ID and timely file them with the United States Securities and Exchange

Commission, any stock exchange or similar authority;



(3) Undertake any other action, which in the opinion of the attorneys-in-fact,

may benefit me, be in my best interest or be legally required by me under federal securities laws and regulations governing insider reporting.





          I grant and appoint Richard R. Rasmussen and Bradley C. Lynott, each with the ability to act alone, full power to take all actions as required,

necessary or advisable in the exercise of any of the rights and powers granted in this limited purpose power of attorney, as though performed by me personally with full power of substitution or revocation. I confirm and ratify all that either Richard R. Rasmussen or Bradley C. Lynott ratifies and confirms. I substitute and revoke all that Richard R. Rasmussen or Bradley C. Lynott substitutes and revokes in their actions on my behalf.



          I understand that Richard R. Rasmussen and Bradley C. Lynott are performing these actions at my request and neither individual nor WCB is assuming any of my responsibilities to comply with federal securities laws and regulations governing insider reporting.



          This power of attorney shall remain in full force and effect until I am no longer required to file Forms 3, 4, 5 and ID or until I revoke this power by delivering a written, signed and notarized document to Richard R. Rasmussen or Bradley C. Lynott.



Signed January 6, 2010



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

John Pietrzak                  /s/ John Pietrzak

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Print Name                          Signature

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CALIFORNIA ALL-PURPOSE ACKNOWLEDGMENT State of California County of San Diego

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On 1-6-2010 before me, Jennifer Lian, personally appeared John T. Pietrzak



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

                              who proved to me on the basis of

        JENNIFER LIAN         satisfactory evidence to be the person whose

       COMM. # 1676404        name is subscribed to the within instrument

  Notary Public, California   amd acknowledged to me that he executed

        San Diego County      the same in his authorized capacity, and that

My Comm. Expires Aug 10, 2010 by his signature on the instrument the

----------------------------- person, or the entity upon behalf of which the person acted, executed the instrument.



                              I certify under PENALTY OF PERJURY

                              under the laws of the State of California that

                              the foregoing paragraph is true and correct.



                              WITNESS my hand and official seal.



                              Signature /s/ Jennifer Lian

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